Exhibit 10.60

SEPARATE GUARANTY OF
RETAINED LIABILITY MATTERS
This Separate Guaranty of Retained Liability Matters (this "Guaranty") is made as of the 19th day of October, 2015 (the "Effective Date"), by DON M. CASTO III, an individual ("Casto"), KENSINGTON GARDENS BUILDERS CORP., a Delaware corporation ("Kensington"), and THE ST. JOE COMPANY, a Florida corporation ("St. Joe") (collectively, Casto, Kensington and St. Joe shall be known as "Guarantor"), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, and its successors and assigns (the "Lender").
For and in consideration of premises set forth herein, in order to induce the Lender to make a loan in the amount of Forty-Eight Million Two Hundred Thousand and No/100 Dollars ($48,200,000.00) (the "Loan") to PANAMA CITY BEACH VENTURE II, LLC, a Florida limited liability company (the "Borrower"), which Loan is evidenced by that certain Amended and Restated Promissory Note dated of even date herewith (the "Note") made by Borrower in favor of Lender, as payee thereunder, and secured by that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated of even date herewith (the "Security Instrument" capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument), from the Borrower, as mortgagor, in favor of Lender, as mortgagee, the Guarantor hereby agrees as follows:
1.GUARANTEE OF RETAINED LIABILITY MATTERS
Guarantor hereby irrevocably, absolutely, unconditionally guarantees the full and prompt payment of any and all costs, losses, damages and reasonable attorney's fees actually incurred or suffered by Lender in connection with those certain Retained Liability Matters (as defined and set forth in the Note). Guarantor's personal liability for Retained Liability Matters set forth above shall survive foreclosure of the Security Instrument securing the Note (or the acquisition of the property given as security for the Note by Lender by a deed in lieu of foreclosure).
Guarantor acknowledges that the Loan is made solely for business purposes and that the Guarantor will be liable for a deficiency judgment after any foreclosure or proceeding under the Florida power of sale statute, or deed in lieu of foreclosure that the Lender elects to prosecute or accept, to the extent that liability for the Retained Liability Matters have remained unsatisfied. Any such deficiency or any judgment therefor shall bear interest at the Default Rate (as such term is defined in the Note) from and after the date of such foreclosure or the Lender's or its affiliate's acceptance of a deed in lieu thereof until and including the date the deficiency or judgment is paid.
2.    INDEMNITY AND HOLD HARMLESS
In addition to the guaranty herein contained, Guarantor agrees to indemnify the Lender and hold it harmless, to the extent of the Lender's actual damages and losses, with respect to any circumstance or event comprising a Retained Liability Matter. This obligation includes the protection of the Lender from, and the defense of the Lender against, any and all actions, suits, proceedings, demands, assessments, adjustments, penalties or other assertions of liability arising as a result of or in connection with the Retained Liability Matters, and the indemnification of the Lender from and against all out-of-pocket costs and expenses sustained by the Lender in enforcing this Guaranty, including reasonable attorneys' fees and expenses.
3.    CONDITIONAL GUARANTEE OF ENTIRE INDEBTEDNESS
Guarantor hereby irrevocably, absolutely, unconditionally guarantees the full and prompt payment of the Guaranteed Indebtedness (as hereinafter defined), in the event of any of the Full Liability Matters (as defined and set forth in the Note). Guarantor's personal liability for Full Liability Matters set forth above shall survive foreclosure of the Security Instrument securing the Note (or the acquisition of the property given as security for the Note by Lender by a deed in lieu of foreclosure). The word "Guaranteed Indebtedness" is used herein in its most comprehensive sense and includes (a) the indebtedness evidenced by the Note; (b) any and all existing and future obligations of Borrower to Lender under the Loan Documents and any and all other existing and future obligations and liabilities of Borrower made, incurred or created in connection with the transaction to which the Loan Documents relate, whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, whether Borrower may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become invalid or otherwise unenforceable; (c) any and all amendments, modifications, renewals and/or extensions of any of the foregoing, including without limitation amendments, modifications, renewals or extensions which are evidenced by a new or additional instrument, document or agreement or which change the rate of interest on any such indebtedness; and (d) any and all interest that accrues on all, or any part of such indebtedness after the filing of any petition or pleading by or against Borrower for a proceeding under any chapter or provision of any present or future federal bankruptcy legislation or amendments thereto.
This Guaranty is not a guarantee of collection, but rather is an irrevocable, absolute and unconditional, continuing guarantee of payment and performance. In this regard, the Guarantor hereby acknowledges that the guarantee set forth in this Guaranty may not be revoked as to any present or future advances to or existing or additional liability incurred by the Borrower under the terms of the Note or any other Loan Document. The guarantee set forth in this Section shall terminate when the Note and the indebtedness evidenced thereby has been paid in full.
Guarantor hereby recognizes and acknowledges that Guarantor will derive substantial economic benefit from the loan from Lender to Borrower in accordance with said Note and Security Instrument and, in consideration therefore, Guarantor has agreed to enter into this Guaranty as Guarantor.

4.    REPRESENTATIONS AND WARRANTIES
The Guarantor hereby represents and warrants to the Lender as follows:

(a)
The execution and performance of this Guaranty and all guaranties, indemnities and covenants herein will not result in any breach of, or constitute a default under, any contract, guarantee, document or other instrument to which the Guarantor is a party or by which Guarantor may be bound or affected, and do not and will not violate or contravene any law to which the Guarantor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with this Guaranty.

(b)
No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of this Guaranty.

(c)	This Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(d)
All financial information furnished by the Guarantor to Lender is true, correct and complete in all material respects and does not omit to state any material fact or circumstance necessary to make the statements contained therein not misleading.

(e)
The financial statement of the Guarantor furnished to Lender is true and accurate in all material respects as of its date. Subject to changes resulting from the consummation of the tender offer by The St. Joe Company to its shareholder dated August 24, 2015, there has been no material adverse change in the Guarantor's financial condition since the date of the financial statement.

(f)	Guarantor is not the subject of any bankruptcy court filing, insolvency proceeding, receivership, composition or assignment for the benefit of creditors.

(g)
There are no material actions, suits or proceedings pending or, to the best of the knowledge of the Guarantor, threatened against or affecting Guarantor that have not been disclosed to Lender or reported in SEC filings as to The St. Joe Company.

5.    FINANCIAL REPORTS
On or before March 31 of each year during the term of the Loan, Guarantor shall deliver to the Lender copies of its financial statements. The Guarantor shall certify that such statements are true and correct, and are based upon records compiled in conformity with recognized accounting practices, consistently applied, and in form and substance consistent with those provided to Lender in anticipation of the consummation of the Loan. Lender expressly reserves the right to require such a certification by an independent certified public accountant if a Default (as defined in Section 7 below) has occurred which is continuing. Notwithstanding the foregoing, so long as The St. Joe Company remains a public company, financial reporting as to The St. Joe Company shall be limited to financial filings with the Securities Exchange Commission that are available to the public.
6.    FINANCIAL COVENANT
At all times during the term of the Loan, the Guarantor shall collectively maintain a combined aggregate net worth (not including the value of the Guarantor's equity in the property given as security for the Loan) equal to $36,000,000.00 (the "Guarantor Net Worth Requirement"). The Guarantor covenants and agrees not to deliberately transfer assets or incur liabilities for less than adequate and full consideration if the effect of such transactions would be to reduce Guarantor's net worth below the Guarantor Net Worth Requirement.
7.    DEFAULT
A "Default" shall exist under this Guaranty if any of the following events occur:

(a)	Guarantor shall fail to pay any monetary payment resulting from the Guaranty within five (5) business days after written notice from the Lender.

(b)
Guarantor shall fail to perform, observe, or comply with any non-monetary covenant under this Guaranty, other than those specifically identified below in this Section 7, within thirty (30) days after written notice from the Lender demanding such performance, observance, or compliance.

(c)
Guarantor shall file a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors; or any other person shall file an involuntary petition in bankruptcy against Guarantor; or the filing of any other action that may result in a composition of debts, provide for the marshaling of assets for the satisfaction of Guarantor's debts, or result in the judicially ordered sale of assets for the purpose of satisfying obligations to creditors (unless a motion for the dismissal of the petition or other action is filed within ten (10) days and results in its dismissal within sixty (60) days of the filing of the petition or other action).

(d)
The dissolution, liquidation or winding up of a Guarantor that is not a natural person shall commence, or its legal existence shall cease, or a Guarantor who is a natural person shall die; provided, however, that a Default under this clause (d) shall not have occurred if (i) the Lender is promptly advised of the event, (ii) either (A) any remaining Guarantor(s) satisfy the Guarantor Net Worth Requirement, or (B) the Borrower succeeds in obtaining a replacement Guarantor(s) acceptable to Lender, in its sole discretion (whether one or more, a "Replacement Guarantor"), within ninety (90) days of the subject event; and (iii) any Replacement Guarantor jointly and severally assumes the obligations of the Guarantor under this Guaranty and the Environmental Indemnity, in a written agreement provided by Lender, so that all Replacement Guarantors in the aggregate (combined with any remaining Guarantors, if applicable) meet the Guarantor Net Worth Requirement. If required for the determination of compliance with the Guarantor Net Worth Requirement, any prospective replacement Guarantor shall have the burden of proving its compliance by providing current financial statements.

(e)
The failure of the Guarantors to maintain the Guarantor Net Worth Requirement; provided, however, the Borrower and/or the Guarantors shall have the right to cure any such net worth deficiency by replacing and/or adding one or more Replacement Guarantor(s) within thirty (30) days of receipt of written notice from Lender of the failure of Guarantors to meet the Guarantor Net Worth Requirement.

8.    APPLICATION OF PAYMENTS
All payments with respect to the indebtedness evidenced by the Note received by the Lender from the Borrower, or any party other than the Guarantor, may be applied by the Lender to the indebtedness in such manner and order as the Lender desires, in its sole discretion, whether or not such application reduces the liability of the Guarantor with respect to the Retained Liability Matters. If a foreclosure sale of the Property takes place, the proceeds of the sale (whether received in cash or by credit bid) shall be applied first to reduce that portion of the indebtedness which is not guaranteed under this Guaranty.
9.    UNSECURED OBLIGATION
This Guaranty is not secured by any of the Loan Documents securing the Loan or by any other collateral.
10.    WAIVERS

10.1	SUBROGATION RIGHTS AGAINST BORROWER
The Guarantor waives (a) any right of reimbursement, subrogation, exoneration, contribution, or indemnity from or by the Borrower with respect to the satisfaction by the Guarantor of any obligation of the Borrower until such time as all obligations of Borrower to Lender have been paid in full, and (b) any "claim," as that term is defined in the Bankruptcy Code, which the Guarantor might now have or hereafter acquire against the Borrower by virtue of the Guarantor's performance of any obligation of the Borrower. In connection with the waiver set forth in clause (a), the Guarantor expressly waives (i) any and all rights to subrogation to the Lender against the Borrower and (ii) any rights to enforce any remedy which the Lender may have against the Borrower and any right to participate in any collateral for the Loan until such time as all obligations of Borrower to Lender have been paid in full. In addition, the Guarantor hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to the Guarantor to all indebtedness of the Borrower to the Lender, and covenants with the Lender not to demand or accept any payment of principal or interest on any such indebtedness while any default exists under the terms of any of the Loan Documents.

10.2	WAIVER OF JURY TRIAL
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY IS HEREBY WAIVED BY GUARANTOR, AND IT IS AGREED BY GUARANTOR THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

10.3	MARSHALING OF ASSETS
Guarantor waives any right to cause a marshaling of the Borrower's assets.

10.4	HOMESTEAD LAWS AND EXEMPTIONS
Guarantor waives all rights and exemptions under homestead and similar laws.

10.5	PROTEST, DEMAND, DISHONOR
Guarantor waives all rights of protest, demand, dishonor, presentment or any other notices or demands which might otherwise be required by any statute or rule of law now or hereafter in effect with respect to this Guaranty or any of the Retained Liability Matters.

10.6	ADDITIONAL WAIVERS
Guarantor waives (A) any defense based upon the Lender's election of any remedy, (B) any defense of the statute of limitations and (C) any defense based on the Lender's failure to disclose any information concerning the financial condition of the Borrower or any other circumstances bearing on the ability of the Borrower to pay and perform its obligations under the Loan Documents, or the Lender's failure to provide notice of any act or omission by the Borrower from which any liability for a Retained Liability Matter may have arisen.
11.    MISCELLANEOUS

11.1	INDEPENDENCE OF OBLIGATIONS
Guarantor shall be fully and personally liable for the Retained Liability Matters, and the Lender shall be entitled to maintain an independent action against the Guarantor regardless of whether Lender has commenced or completed any action against the Borrower or the Property. Guarantor disclaims any status as beneficiaries of any obligation of the Lender to the Borrower to provide notice of default under the Loan Documents. If the Lender has initiated any action against the Borrower to enforce the Loan Documents, the Lender may join Guarantor or refrain from doing so, at its sole and absolute discretion. The liability of Guarantor under this Guaranty shall be reinstated with respect to any amount at any time paid to Lender by the Borrower on account of the Retained Liability Matters which shall thereafter be required to be restored or returned by the Lender upon the bankruptcy, insolvency or reorganization of the Borrower or any other Guarantor other than the party against whom the Lender has sought to enforce this Guaranty, as though such amount had not been paid. Except as expressly agreed in writing by the Lender, Guarantor's liability for the Retained Liability Matters shall not be released, diminished, impaired, reduced or otherwise affected by (a) the reconveyance of the interest created by the Security Instrument (b) the consent by the Lender to any transfer of a direct or indirect interest in the Property (whether through sale of the Property, transfers of interests in the Borrower, or a change in the form of business organization of the Borrower), or (c) any forbearance by the Lender to exercise any rights under the Loan Documents, unless those rights are expressly waived or modified in a written instrument duly executed by the Lender.

11.2	OFFSETS AND DEFENSES
No liability of the Guarantor under this Guaranty shall be released, diminished, impaired, reduced or otherwise affected by any existing or future offset, claim, or defense of the Guarantor against the Lender. No liability of any Guarantor shall be affected because the liability of any other guarantor is limited, impaired or released by reason of a trustee's sale or any other agreement is made or remedy is exercised by Lender, whether such limitation, impairment or release results from such person also being the Borrower or liable by reason of being any entity, natural person or general partner comprising Borrower or otherwise.

11.3	NOTICES
All notices hereunder shall be in writing at the addresses set for below. All notices to be given hereunder may be given by any of the following means: (i) personal service, or (ii) overnight delivery by a reliable courier service. Written notice shall be deemed effective if by personal service or overnight delivery, upon delivery or first attempted delivery. Each of the parties may hereafter designate a different address for notices hereunder by providing notice of such designation to the other parties pursuant to the procedures set forth above.
If to the Lender:

KeyBank National Association
11501 Outlook, Suite 300
Overland Park, Kansas 66211
With a copy to:

Winstead PC
500 Winstead Building
2728 N. Harwood Street
Dallas, Texas 75201
Attn: Christopher T. Nixon, Esq.

If to the Guarantor:

Don M. Casto III
250 Civic Center Drive, Suite 500
Columbus, Ohio 43215
Kensington Gardens Builders Corp.
1730 Massachusetts Avenue NW
Washington, DC 20036
And
The St. Joe Company
133 South Watersound Parkway
Watersound, Florida 32413
Attn: Legal Department
with a copy to:

Robert F. Greene, Esq.
Greene Hamrick Quinlan & Schermer, P.A.
601 12th Street
Bradenton, Florida 34205
or such address(es) or addressee(s) as the party to be served with notice may have furnished to the other party in accordance with this paragraph.

11.4	ENTIRE GUARANTY AND MODIFICATION
This Guaranty contains the entire agreement of the Guarantor relating to the subject matter hereof, and all prior guaranties relative hereto which are not contained herein are hereby terminated. This Guaranty may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the Lender and Guarantor. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall not be effective as to the Lender. Whenever the Lender's consent is required herein, such consent shall be given in Lender's sole and absolute discretion, unless otherwise specifically stated.

11.5	COUNTERPARTS
This Guaranty may be executed in multiple counterparts, all of which taken together shall constitute one and the same Guaranty.

11.6	GOVERNING LAW
This Guaranty shall be construed and enforced according to, and governed by, the laws of Florida without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

11.7	CUMULATIVE REMEDIES
Every right and remedy provided in this Guaranty shall be cumulative of every other right or remedy of the Lender whether herein or by law conferred and may be enforced concurrently with any such right or remedy. No acceptance of performance of any Retained Liability Matters as to which the Guarantor shall be in Default, or waiver of particular or single performance of any obligation or observance of any covenant, shall be construed as a waiver of the obligation or covenant or as a waiver of any other Default then, theretofore or thereafter existing.

11.8	SEVERABILITY
In the event that any one or more of the provisions of this Guaranty shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Guaranty shall operate, or would prospectively operate, to invalidate this Guaranty, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Guaranty, and the remaining provisions of this Guaranty shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

11.9	SETTLEMENTS
Upon the Lender's request, the Guarantor shall participate in good faith and in a commercially reasonable manner in any settlement between the Borrower and the Lender which includes or may include a deed in lieu of a foreclosure or of a trustee's sale.

11.10	REFERENCE TO PARTICULARS
The scope of a general statement made in this Guaranty shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement's scope. Therefore, unless the relevant provision of this Guaranty contains specific language to the contrary, the term "include" shall mean "include, but shall not be limited to" and the term "including" shall mean "including, without limitation."

11.11	ASSIGNMENT
The Lender may assign its rights under this Guaranty without notice to any holder of the Note and assignee of the Lender's rights under the Loan Documents.

11.12	SURVIVAL
Except as otherwise provided in Section 7, all obligations under this Guaranty shall be binding upon the Guarantor's heirs, personal representatives, successors and assigns, and shall survive foreclosure of the Property, delivery and acceptance of a deed to the Property in lieu of foreclosure, and the repayment of the Indebtedness.

11.13	GUARANTOR LIABILITY
Notwithstanding anything to the contrary herein, only for so long as the parties comprising Guarantor are each of Casto, Kensington and St. Joe, the liability of each Guarantor under this Guaranty is limited to not exceed an amount equal to the total of all amounts due and payable under this Guaranty multiplied by the Percentage for each Guarantor stated below:

Guarantor:	Percentage:

The St. Joe Company	60%

Don M. Casto, III and Kensington Gardens Builders Corp, jointly and severally	40%
[signature page follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the Effective Date.

GUARANTOR:

/s/ Don M. Casto III
Don M. Casto III

KENSINGTON GARDENS BUILDERS CORP.,
a Delaware corporation

By: /s/ Vadim A. Nikitine
Name: Vadim A. Nikitine
Title: President

THE ST. JOE COMPANY,
a Florida corporation

By: /s/ Marek Bakun
Name: Marek Bakun
Title: EVP and CFO